UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2007

Osteologix, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

333-112754 (Commission File Number)	32-0104570 (IRS Employer Identification No.)

425 Market Street
Suite 2230
San Francisco, CA 94105
(Address of principal executive offices and zip code)

(415) 955-2700
(Registrant’s telephone number including area code)

__________________________________
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01  Entry into a Material Definitive Agreement.

On June 4, 2007, Osteologix, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 1,912,877 units, each consisting of two shares of the Company’s common stock, $.0001 par value per share and one common stock purchase warrant with an exercise price equal to $1.20 per share (a “Warrant” and collectively, the “Warrants”), at a purchase price of $2.64 per Unit for an aggregate purchase price equal to $5,050,000 in a transaction exempt from registration under the Securities Act (the “Transaction”). The warrants shall expire on August 31, 2008.

In connection with the Transaction, the Company has agreed to provide the Investors rights to register for resale the shares of common stock initially issued to the Investors pursuant to the Purchase Agreement as well as the shares of common stock issuable upon exercise of the Warrants pursuant to the terms of a registration rights agreement dated as of June 4, 2007 (the “Registration Rights Agreement”).

The sale was consummated on June 6, 2007 (the “Closing Date”). The Company has agreed that it will file with the Securities and Exchange Commission, by no later than five (5) business days after the date of the filing by the Company of its Quarterly Report on Form 10-QSB for its fiscal quarter ended June 30, 2007, a registration statement registering for resale the Registrable Securities of all Investors other than Nordic Biotech K/S (“Nordic”). In the event that the Company does not timely file such registration statement and/or in the event that such registration statement is not declared effective in or prior to November 14, 2007 the Company will be required to pay liquidated damages to each such Investor in an amount equal to 1.5% of the aggregate investment amount originally paid by such Investor for each month during which the Company has not complied with its registration obligations up to a maximum of 10% of such Investor’s investment amount.

Pursuant to the Registration Rights Agreement, Nordic has the right at an time that is the later of (i) one hundred eighty days after the Closing Date and (ii) thirty days after the date of the effectiveness of the registration statement described above to request that the Company prepare and file a registration statement covering the resale of the Registrable Securities held by Nordic.

Each of the Purchase Agreement, the Warrants and the Registration Rights Agreement (each a “Transaction Document”) sets forth certain other rights and obligations of the parties. A copy of each Transaction Document is attached hereto as an exhibit and is hereby filed and incorporated herein by reference. The description of each Transaction Document in this current report is a summary and is qualified in its entirety by the terms of each such Transaction Document.

Item 3.02  Unregistered Sales of Equity Securities

Please see the disclosure set forth above in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated June 4, 2007, by and among the Company and the subscribers identified on the signature page thereto.

10.2	Registration Rights Agreement, dated June 4, 2007, by and among the Company and the subscribers identified on the signature page thereto.

99.1	Press Release dated June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOLOGIX, INC.

By:	/s/ Matthew M. Loar
Name: Matthew M. Loar
Title: Chief Financial Officer

Dated: June 7, 2007